UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 16, 2018

Argos Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35443	56-2110007
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4233 Technology Drive

Durham, North Carolina 27704

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (919) 287-6300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 16, 2018, the Board of Directors (the “Board”) of Argos Therapeutics, Inc. (the “Company”) determined, upon the recommendation of the Compensation Committee of the Board, to enter into retention agreements with certain executive officers, including Jeffrey D. Abbey, the Company’s President and Chief Executive Officer, Charles Nicolette, the Company’s Vice President of Research and Development and Chief Scientific Officer, and Richard D. Katz, the Company’s Vice President and Chief Financial Officer.

The retention agreements, dated July 20, 2018, provide that, on or about July 20, 2018, the Company will make initial retention payments of approximately $97,000, $78,000, and $62,000 to Mr. Abbey, Dr. Nicolette and Dr. Katz, respectively, provided that the executive officer executes a release of claims. The retention agreements also provide that, on August 15, 2018, the Company will make additional retention payments of approximately $224,000, $178,000, and $149,000 to Mr. Abbey, Dr. Nicolette and Dr. Katz, respectively, provided that the executive officer (i) has satisfied the conditions for the payment of the initial retention payment, (ii) has reaffirmed his release of claims, (iii) is either employed by the Company on August 15, 2018 or his employment has been terminated by the Company without cause or by the executive officer for good reason prior to such date and (iv) has executed a consulting agreement with the Company relating to the provision of consulting services in the event that the executive officer is no longer employed by the Company. The retention agreements further provide that the salaries of Mr. Abbey, Dr. Nicolette and Dr. Katz will be increased for the period from July 16, 2018 to August 15, 2018, such that they shall receive an additional amount of approximately $20,000, $16,000, and $12,000, respectively, in base salary during such period.

In connection with receipt of the retention payments and the salary increase, Mr. Abbey, Dr. Nicolette and Dr. Katz each have agreed to waive all rights to receive severance and any other post-employment benefits under their employment agreements with the Company or otherwise. If, however, the retention payments or amount of increased salary are required to be repaid by the executive officer, or are otherwise voided or recovered by the Company, or if the Company fails to make the additional retention payment on August 15, 2018, then such waiver will no longer be applicable and such executive officer will retain all rights to severance and any other post-employment benefits.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGOS THERAPEUTICS, INC.

By:	/s/ Richard D. Katz, M.D.
Name:	Richard D. Katz, M.D.
Title:	Vice President and Chief Financial Officer

DATED: July 20, 2018